News Release

HOPE BANCORP REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2025
Net income of $30.8 million, up 28% year-over-year

LOS ANGELES – October 28, 2025 – Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its third quarter ended September 30, 2025.
For the three months ended September 30, 2025, the Company recorded net income of $30.8 million, or $0.24 per diluted common share, up 28% from net income of $24.2 million, or $0.20 per diluted share, for the three months ended September 30, 2024, and up from a net loss of $27.9 million, or $(0.22) per diluted common share, for the three months ended June 30, 2025. The second quarter of 2025 reported loss reflected notable items related to a securities portfolio repositioning, the completion of the Territorial Bancorp Inc. (“Territorial”) acquisition on April 2, 2025, and a change to the California state tax apportionment law.

Excluding notable items(1), net income for the third quarter of 2025 was $31.6 million, or $0.25 per diluted common share, up 26% from $25.2 million year-over-year, and up 29% from $24.5 million for the second quarter of 2025.

“We are pleased to report strong earnings growth for the third quarter of 2025, driven by the momentum that we have been building in our business lines. Net interest income grew a robust 8% quarter-over-quarter, which was our highest linked quarter organic growth in three years,” commented Kevin S. Kim, Chairman, President and Chief Executive Officer. “In addition, positive operating leverage and lower credit costs contributed to the strong earnings growth and improved profitability this quarter.”

“Highlights this quarter included diversified loan growth, lower cost of deposits and improved asset quality with a 10% reduction in criticized loans from June 30, 2025. We have been making sustained investments in talent at Bank of Hope to strengthen our loan production capabilities, and we remain focused on enhancing our deposit mix and reducing our cost of funds. The linked quarter net interest margin expansion of 20 basis points for the third quarter of 2025 was our widest since 2012.”

“Our capital levels are strong, and our liquidity is ample. This quarter reflects progress that we have been making on our strategic priorities to improve our financial performance, laying a strong foundation for the coming years. I want to extend my gratitude to all the bankers at Bank of Hope for their unwavering dedication and commitment to excellence. Their hard work is the driving force behind our continued growth and success, and I am proud of what we are building together as the leading regional bank catering to multicultural customers across the continental United States and Hawaii,” concluded Kim.

(1)    Net income excluding notable items is a non-GAAP financial measure. Notable items in the third quarter of 2025 and in the third quarter of 2024 comprised merger-related expenses. Notable items in the second quarter of 2025 comprised a loss on restructuring of investment securities, merger-related items and an impact of California state tax law change. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
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2-2-2    NASDAQ: HOPE
Operating Results for the Third Quarter of 2025
Net interest income and net interest margin. Net interest income before provision for credit losses totaled $126.6 million for the third quarter of 2025, an increase of $9.1 million, or 8%, compared with $117.5 million for the second quarter of 2025. Net interest margin for the third quarter of 2025 expanded by 20 basis points to 2.89%, up from 2.69% for the second quarter of 2025.
The quarter-over-quarter increase in net interest income and expansion in net interest margin were primarily driven by average loan growth, higher yields on earning assets, and a lower cost of interest bearing deposits. Quarter-over-quarter, the yield on average investment securities increased 52 basis points to 3.77% for the third quarter of 2025, reflecting a securities portfolio repositioning executed in the second quarter of 2025. For the third quarter of 2025, the yield on average loans was up five basis points sequentially to 5.93% and the cost of average interest bearing deposits decreased eight basis points sequentially to 3.69%.
Noninterest income. For the third quarter of 2025, noninterest income totaled $15.4 million, compared with $(23.0) million for the second quarter of 2025. Noninterest income for the second quarter of 2025 included a net loss on sales of available-for-sale securities of $38.9 million, pre-tax, related to an investment securities portfolio repositioning executed in June 2025. Excluding the net loss on sales of securities, which the Company considered a notable item, noninterest income(2) for the third quarter of 2025 decreased $515 thousand quarter-over-quarter. Growth in deposit service fees, international service fees, loan-related fees, foreign exchange and wire fees was offset by decreases in customer swap fee income and lower net gains on the sale of SBA loans. The Company sold $48.1 million of SBA loans in the third quarter of 2025, compared with $67.4 million in the second quarter of 2025.

Noninterest expense. Noninterest expense for the third quarter of 2025 totaled $96.9 million, down from noninterest expense of $109.5 million for the second quarter of 2025. Excluding notable items, which consisted of merger-related expenses, noninterest expense(2) for the third quarter of 2025 was $95.9 million, up 4% from $92.2 million for the second quarter of 2025. The quarter-over-quarter change in noninterest expense, excluding notable items(2), was primarily driven by an increase in compensation-related costs, reflecting the Company’s sustained investment in talent to support growth. Revenue growth outpaced expense growth, generating positive operating leverage, and the efficiency ratio, excluding notable items(2), improved quarter-over-quarter to 67.5% for the third quarter of 2025, compared with 69.1% for the second quarter of 2025.

Income tax provision (benefit) and tax rate. For the third quarter of 2025, the Company recorded a provision for income tax of $5.6 million, compared with an income tax benefit of $2.0 million for the second quarter of 2025. For the second quarter of 2025, tax expense and tax rate included the impact of several notable items: a net loss on sales of securities related to an investment securities repositioning, merger-related items, and a change in California’s state tax apportionment law. For the third quarter of 2025, the reported effective tax rate was 15.4%.

(2) Noninterest income excluding notable items, noninterest expense excluding notable items, and efficiency ratio excluding notable items, are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
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3-3-3    NASDAQ: HOPE
Balance Sheet Summary
Total assets. At September 30, 2025, total assets totaled $18.51 billion, compared with $18.55 billion as of June 30, 2025.

Loans. At September 30, 2025, gross loans totaled $14.62 billion, up 1.2%, or 4.8% annualized, from $14.45 billion at June 30, 2025. All major loan segments grew in the third quarter of 2025, led by residential mortgage, which increased 4.6% quarter-over-quarter.

The following table sets forth the loan portfolio composition at September 30, 2025, June 30, 2025, and September 30, 2024:

(dollars in thousands) (unaudited)	9/30/2025		6/30/2025		9/30/2024
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,418,797	57.6%	$8,385,764	58.0%	$8,630,757	63.3%
Commercial and industrial (“C&I”) loans	3,736,497	25.6%	3,725,295	25.8%	3,901,368	28.6%
Residential mortgage and other loans	2,431,605	16.6%	2,323,728	16.1%	1,085,863	7.9%
Loans receivable	14,586,899	99.8%	14,434,787	99.9%	13,617,988	99.8%
Loans held for sale	33,118	0.2%	12,051	0.1%	25,714	0.2%
Gross loans	$14,620,017	100.0%	$14,446,838	100.0%	$13,643,702	100.0%

Deposits. Total deposits of $15.83 billion at September 30, 2025, decreased 1% from $15.94 billion at June 30, 2025, reflecting a decrease in brokered deposits, partially offset by growth in customer deposit balances. During the third quarter of 2025, brokered deposits decreased $139.5 million, down 18% quarter-over-quarter. Noninterest bearing demand deposits grew 1% quarter-over-quarter.

The following table sets forth the deposit composition at September 30, 2025, June 30, 2025, and September 30, 2024:

(dollars in thousands) (unaudited)	9/30/2025		6/30/2025		9/30/2024
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,507,659	22.2%	$3,485,502	21.9%	$3,722,985	25.3%
Money market, interest bearing demand, and savings deposits	5,995,488	37.9%	6,102,999	38.3%	5,013,305	34.0%
Time deposits	6,328,115	39.9%	6,354,854	39.8%	5,993,208	40.7%
Total deposits	$15,831,262	100.0%	$15,943,355	100.0%	$14,729,498	100.0%

Gross loan-to-deposit ratio		92.3%		90.6%		92.6%

Credit Quality and Allowance for Credit Losses
Criticized loans. Criticized loans decreased $41.9 million, or 10%, to $372.9 million at September 30, 2025, down from $414.7 million at June 30, 2025, driven by improvement in C&I criticized loans, which decreased 17% quarter-over-quarter. Total classified loans were down $35.9 million, or 13%, and total special mention loans were down $5.9 million, or 4%, from June 30, 2025. The criticized loans to total loans ratio improved to 2.56% at September 30, 2025, down 31 basis points from 2.87% at June 30, 2025.

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4-4-4    NASDAQ: HOPE
The following table sets forth the breakdown of criticized loans at September 30, 2025, June 30, 2025, and September 30, 2024:

(dollars in thousands) (unaudited)	9/30/2025	6/30/2025	9/30/2024
Special mention loans	$131,384	$137,313	$184,443
Classified loans	241,481	277,418	321,283
Total criticized loans	$372,865	$414,731	$505,726

Criticized loans/total loans	2.56%	2.87%	3.71%

Nonperforming assets. Nonperforming assets totaled $112.2 million, or 0.61% of total assets, at September 30, 2025, compared with $112.9 million, or 0.61% of total assets, at June 30, 2025.

The following table sets forth the components of nonperforming assets at September 30, 2025, June 30, 2025, and September 30, 2024:

(dollars in thousands) (unaudited)	9/30/2025	6/30/2025	9/30/2024
Loans on nonaccrual status (1)	$110,008	$110,739	$103,602
Accruing delinquent loans past due 90 days or more	2,149	2,149	226
Total nonperforming loans	112,157	112,888	103,828
Other real estate owned	—	—	—
Total nonperforming assets	$112,157	$112,888	$103,828

Nonperforming assets/total assets	0.61%	0.61%	0.60%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.3 million, $15.3 million and $13.1 million at September 30, 2025, June 30, 2025, and September 30, 2024, respectively.

Net charge offs. The Company recorded net charge-offs of $5.1 million for the third quarter of 2025, equivalent to 0.14%, annualized, of average loans. This compares with net charge-offs of $12.0 million, or 0.33%, annualized, of average loans for the second quarter of 2025. The quarter-over-quarter improvement reflects lower charge-offs in C&I loans.

Allowance for credit losses. The allowance for credit losses totaled $152.5 million at September 30, 2025, compared with $149.5 million at June 30, 2025. The allowance coverage ratio was 1.05% of loans receivable at September 30, 2025, compared with 1.04% at June 30, 2025.

The following table sets forth the allowance for credit losses and the coverage ratios at September 30, 2025, June 30, 2025, and September 30, 2024:

(dollars in thousands) (unaudited)	9/30/2025	6/30/2025	9/30/2024
Allowance for credit losses	$152,509	$149,505	$153,270
Allowance for credit losses/loans receivable	1.05%	1.04%	1.13%

Provision for credit losses. For the third quarter of 2025, the Company recorded provision for credit losses of $8.7 million. This compares with provision for credit losses of $15.0 million for the second quarter of 2025, which included $4.5 million of merger-related provision expenses that the Company considered a notable item. The quarter-over-quarter decrease in the provision for credit losses, excluding notable items(3), largely reflected lower net charge-offs during the third quarter of 2025.
(3)     Provision for credit losses excluding notable items is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
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5-5-5    NASDAQ: HOPE

Capital

At September 30, 2025, the Company and the Bank’s strong capital ratios continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. All capital ratios increased quarter-over-quarter from June 30, 2025. The completion of the Territorial acquisition on April 2, 2025, impacted prior year capital ratio comparisons.

The following table sets forth the capital ratios for the Company at September 30, 2025, June 30, 2025, and September 30, 2024:

(unaudited)	9/30/2025	6/30/2025	9/30/2024	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	12.12%	12.06%	13.07%	6.50%
Tier 1 Capital Ratio	12.81%	12.76%	13.79%	8.00%
Total Capital Ratio	13.83%	13.76%	14.82%	10.00%
Leverage Ratio	10.85%	10.57%	11.61%	5.00%

At September 30, 2025, total stockholders’ equity was $2.26 billion, an increase of 1% compared with $2.22 billion at June 30, 2025. Tangible common equity (“TCE”) per share(4) was $13.51 at September 30, 2025, compared with $13.26 at June 30, 2025. The TCE ratio(4) was 9.63% at September 30, 2025, up 20 basis points compared with 9.43% at June 30, 2025.

The following table sets forth the TCE per share and the TCE ratio at September 30, 2025, June 30, 2025, and September 30, 2024. The year-over-year changes between September 30, 2025, and September 30, 2024, primarily reflected the impact of the Territorial acquisition.

(unaudited)	9/30/2025	6/30/2025	9/30/2024
TCE per share	$13.51	$13.26	$14.10
TCE ratio	9.63%	9.43%	10.08%

(4)    TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
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6-6-6    NASDAQ: HOPE
Investor Conference Call
The Company previously announced that it will host an investor conference call on Tuesday, October 28, 2025, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review its unaudited financial results for its third quarter ended September 30, 2025. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through November 4, 2025, replay access code 7734578.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, noninterest income excluding notable items, noninterest expense excluding notable items, provision for credit losses excluding notable items, efficiency ratio excluding notable items, effective tax rate excluding notable items, PPNR, PPNR excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, TCE per share and TCE ratio. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the only regional Korean American bank in the United States with $18.51 billion in total assets as of September 30, 2025. With the addition of Territorial Savings, a division of Bank of Hope, effective April 2, 2025, the Company became the largest regional bank catering to multicultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, the Bank provides a full suite of commercial, corporate and consumer loans, deposit and fee-based products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; treasury management services, foreign currency exchange solutions, interest rate derivative products, and international trade financing, among others. The Bank operates 45 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia under the Bank of Hope banner, and 29 branches in Hawaii under the Territorial Savings banner. The Bank also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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7-7-7    NASDAQ: HOPE

Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With the consummation of the acquisition of Territorial Bancorp, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the acquisition, including difficulties in maintaining relationships with employees and customers, may be greater than expected. Other risks and uncertainties include, but are not limited to: possible renewed deterioration in economic conditions in Hope Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; the impact of U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; and risks from natural disasters. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10-K. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka
Executive Vice President & Chief Financial Officer
213-235-3235
julianna.balicka@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2025	6/30/2025	% change	9/30/2024	% change
Cash and due from banks	$454,909	$689,734	(34)%	$680,857	(33)%
Investment securities	2,266,034	2,268,889	—%	2,177,301	4%
Federal Home Loan Bank (“FHLB”) stock and other investments	106,411	106,752	—%	57,158	86%
Gross loans, including loans held for sale	14,620,017	14,446,838	1%	13,643,702	7%
Allowance for credit losses	(152,509)	(149,505)	2%	(153,270)	—%
Accrued interest receivable	53,159	53,589	(1)%	51,898	2%
Premises and equipment, net	69,152	69,141	—%	51,543	34%
Goodwill and intangible assets	524,503	525,428	—%	467,182	12%
Other assets	566,059	536,151	6%	377,818	50%
Total assets	$18,507,735	$18,547,017	—%	$17,354,189	7%

Liabilities:
Deposits	$15,831,262	$15,943,355	(1)%	$14,729,498	7%
FHLB and Federal Reserve Bank (“FRB”) borrowings	24,878	29,752	(16)%	100,000	(75)%
Subordinated debentures and convertible notes, net	110,610	110,263	—%	109,249	1%
Accrued interest payable	74,376	72,004	3%	107,017	(31)%
Other liabilities	210,713	167,526	26%	138,640	52%
Total liabilities	$16,251,839	$16,322,900	—%	$15,184,404	7%

Stockholders’ Equity:
Common stock, $0.001 par value	$146	$146	—%	$138	6%
Additional paid-in capital	1,521,669	1,520,129	—%	1,442,993	5%
Retained earnings	1,152,810	1,139,913	1%	1,174,100	(2)%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(154,062)	(171,404)	10%	(182,779)	16%
Total stockholders’ equity	2,255,896	2,224,117	1%	2,169,785	4%
Total liabilities and stockholders’ equity	$18,507,735	$18,547,017	—%	$17,354,189	7%

Common stock shares – authorized	300,000,000	300,000,000		300,000,000
Common stock shares – outstanding	128,185,271	128,124,458		120,737,908
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	% change	9/30/2024	% change	9/30/2025	9/30/2024	% change

Interest and fees on loans	$216,859	$211,441	3%	$210,022	3%	$623,261	$633,331	(2)%
Interest on investment securities	21,467	17,769	21%	16,741	28%	55,128	51,619	7%
Interest on cash and deposits at other banks	5,273	8,783	(40)%	7,507	(30)%	19,261	39,974	(52)%
Interest on other investments and FHLB dividends	1,186	1,177	1%	814	46%	3,471	2,435	43%
Total interest income	244,785	239,170	2%	235,084	4%	701,121	727,359	(4)%

Interest on deposits	115,425	118,852	(3)%	127,193	(9)%	347,862	373,803	(7)%
Interest on borrowings	2,718	2,785	(2)%	3,082	(12)%	8,267	27,840	(70)%
Total interest expense	118,143	121,637	(3)%	130,275	(9)%	356,129	401,643	(11)%

Net interest income before provision	126,642	117,533	8%	104,809	21%	344,992	325,716	6%
Provision for credit losses	8,710	15,000	(42)%	3,280	166%	28,510	7,280	292%
Net interest income after provision	117,932	102,533	15%	101,529	16%	316,482	318,436	(1)%

Service fees on deposit accounts	3,235	3,106	4%	2,651	22%	9,262	7,919	17%
Net gains on sales of SBA loans	2,774	3,998	(31)%	2,722	2%	9,903	4,702	111%
Net (losses) gains on sales of securities available for sale	—	(38,856)	(100)%	(326)	(100)%	(38,856)	99	N/A
Other income and fees	9,376	8,796	7%	6,792	38%	27,808	18,476	51%
Total noninterest income (loss)	15,385	(22,956)	N/A	11,839	30%	8,117	31,196	(74)%

Salaries and employee benefits	54,910	52,834	4%	44,160	24%	156,204	135,844	15%
Occupancy	9,153	8,884	3%	6,940	32%	25,203	20,632	22%
Furniture and equipment	7,895	7,817	1%	5,341	48%	21,425	16,156	33%
Data processing and communications	4,231	3,602	17%	3,112	36%	10,740	9,099	18%
Amortization of investments in affordable housing partnerships	3,216	2,430	32%	2,206	46%	7,607	6,623	15%
FDIC assessment	2,942	2,488	18%	2,200	34%	7,932	8,129	(2)%
FDIC special assessment	—	—	—%	—	—%	—	691	(100)%
Earned interest credit	3,529	3,310	7%	6,869	(49)%	9,926	18,842	(47)%
Merger and restructuring related costs	958	17,281	(94)%	1,433	(33)%	20,758	5,044	312%
Other noninterest expense	10,027	10,827	(7)%	9,007	11%	30,400	26,034	17%
Total noninterest expense	96,861	109,473	(12)%	81,268	19%	290,195	247,094	17%
Income (loss) before income taxes	36,456	(29,896)	N/A	32,100	14%	34,404	102,538	(66)%
Income tax provision (benefit)	5,613	(2,015)	N/A	7,941	(29)%	10,346	27,245	(62)%
Net income (loss)	$30,843	$(27,881)	N/A	$24,159	28%	$24,058	$75,293	(68)%

Earnings (loss) per common share – diluted	$0.24	$(0.22)		$0.20		$0.19	$0.62
Weighted average shares outstanding – diluted	128,593,874	128,223,991		121,159,977		126,110,136	121,027,793
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended			For the Nine Months Ended
Profitability measures (annualized):	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Return on average assets (“ROA”)	0.67%	-0.60%	0.56%	0.18%	0.56%
ROA excluding notable items (1)	0.68%	0.52%	0.58%	0.58%	0.59%
Return on average equity (“ROE”)	5.52%	-5.02%	4.52%	1.46%	4.73%
ROE excluding notable items (1)	5.66%	4.42%	4.71%	4.78%	4.99%
Return on average tangible common equity (“ROTCE”) (1)	7.22%	-6.58%	5.78%	1.89%	6.07%
ROTCE excluding notable items (1)	7.39%	5.79%	6.02%	6.21%	6.40%
Net interest margin	2.89%	2.69%	2.55%	2.71%	2.57%
Efficiency ratio (not annualized)	68.20%	115.75%	69.67%	82.18%	69.23%
Efficiency ratio excluding notable items (not annualized) (1)	67.52%	69.09%	68.44%	68.74%	67.62%

(1) ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2025			6/30/2025			9/30/2024
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,518,721	$216,859	5.93%	$14,423,923	$211,441	5.88%	$13,574,539	$210,022	6.16%
Investment securities	2,256,228	21,467	3.77%	2,192,533	17,769	3.25%	2,182,847	16,741	3.05%
Interest earning cash and deposits at other banks	488,992	5,273	4.28%	807,979	8,783	4.36%	570,754	7,507	5.23%
FHLB stock and other investments	97,584	1,186	4.82%	98,052	1,177	4.81%	48,956	814	6.61%
Total interest earning assets	$17,361,525	$244,785	5.59%	$17,522,487	$239,170	5.47%	$16,377,096	$235,084	5.71%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$6,045,464	$49,458	3.25%	$6,278,578	$51,884	3.31%	$4,963,727	$50,707	4.06%
Time deposits	6,359,578	65,967	4.12%	6,353,525	66,968	4.23%	6,053,924	76,486	5.03%
Total interest bearing deposits	12,405,042	115,425	3.69%	12,632,103	118,852	3.77%	11,017,651	127,193	4.59%
FHLB and FRB borrowings	27,286	273	3.97%	48,671	364	3.00%	120,326	329	1.09%
Subordinated debentures and convertible notes	106,485	2,445	8.98%	106,150	2,421	9.02%	105,152	2,753	10.24%
Total interest bearing liabilities	$12,538,813	$118,143	3.74%	$12,786,924	$121,637	3.82%	$11,243,129	$130,275	4.61%
Noninterest bearing demand deposits	3,506,559			3,464,085			3,704,088
Total funding liabilities/cost of funds	$16,045,372		2.92%	$16,251,009		3.00%	$14,947,217		3.47%
Net interest income/net interest spread		$126,642	1.85%		$117,533	1.65%		$104,809	1.10%
Net interest margin			2.89%			2.69%			2.55%

Cost of deposits:
Noninterest bearing demand deposits	$3,506,559	$—	—%	$3,464,085	$—	—%	$3,704,088	$—	—%
Interest bearing deposits	12,405,042	115,425	3.69%	12,632,103	118,852	3.77%	11,017,651	127,193	4.59%
Total deposits	$15,911,601	$115,425	2.88%	$16,096,188	$118,852	2.96%	$14,721,739	$127,193	3.44%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2025			9/30/2024
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,136,511	$623,261	5.89%	$13,637,335	$633,331	6.20%
Investment securities	2,178,155	55,128	3.38%	2,224,972	51,619	3.10%
Interest earning cash and deposits at other banks	607,549	19,261	4.24%	1,004,606	39,974	5.32%
FHLB stock and other investments	94,272	3,471	4.92%	48,520	2,435	6.70%
Total interest earning assets	$17,016,487	$701,121	5.51%	$16,915,433	$727,359	5.74%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$5,927,729	$151,960	3.43%	$4,994,958	$149,560	4.00%
Time deposits	6,131,577	195,902	4.27%	5,987,121	224,243	5.00%
Total interest bearing deposits	12,059,306	347,862	3.86%	10,982,079	373,803	4.55%
FHLB and FRB borrowings	65,441	993	2.03%	672,332	19,612	3.90%
Subordinated debentures and convertible notes	106,153	7,274	9.04%	104,824	8,228	10.31%
Total interest bearing liabilities	$12,230,900	$356,129	3.89%	$11,759,235	$401,643	4.56%
Noninterest bearing demand deposits	3,439,051			3,724,716
Total funding liabilities/cost of funds	$15,669,951		3.04%	$15,483,951		3.46%
Net interest income/net interest spread		$344,992	1.62%		$325,716	1.18%
Net interest margin			2.71%			2.57%

Cost of deposits:
Noninterest bearing demand deposits	$3,439,051	$—	—%	$3,724,716	$—	—%
Interest bearing deposits	12,059,306	347,862	3.86%	10,982,079	373,803	4.55%
Total deposits	$15,498,357	$347,862	3.00%	$14,706,795	$373,803	3.40%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2025	6/30/2025	% change	9/30/2024	% change	9/30/2025	9/30/2024	% change
Gross loans, including loans held for sale	$14,518,721	$14,423,923	1%	$13,574,539	7%	$14,136,511	$13,637,335	4%
Investment securities	2,256,228	2,192,533	3%	2,182,847	3%	2,178,155	2,224,972	(2)%
Interest earning cash and deposits at other banks	488,992	807,979	(39)%	570,754	(14)%	607,549	1,004,606	(40)%
Interest earning assets	17,361,525	17,522,487	(1)%	16,377,096	6%	17,016,487	16,915,433	1%
Goodwill and intangible assets	525,022	525,048	—%	467,419	12%	505,782	467,822	8%
Total assets	18,545,851	18,724,864	(1)%	17,369,169	7%	18,123,718	17,920,176	1%

Noninterest bearing demand deposits	3,506,559	3,464,085	1%	3,704,088	(5)%	3,439,051	3,724,716	(8)%
Interest bearing deposits	12,405,042	12,632,103	(2)%	11,017,651	13%	12,059,306	10,982,079	10%
Total deposits	15,911,601	16,096,188	(1)%	14,721,739	8%	15,498,357	14,706,795	5%
Interest bearing liabilities	12,538,813	12,786,924	(2)%	11,243,129	12%	12,230,900	11,759,235	4%
Stockholders’ equity	2,234,244	2,220,633	1%	2,139,861	4%	2,201,301	2,121,169	4%

LOAN PORTFOLIO COMPOSITION:	9/30/2025	6/30/2025	% change	9/30/2024	% change
Commercial real estate (“CRE”) loans	$8,418,797	$8,385,764	—%	$8,630,757	(2)%
Commercial and industrial (“C&I”) loans	3,736,497	3,725,295	—%	3,901,368	(4)%
Residential mortgage and other loans	2,431,605	2,323,728	5%	1,085,863	124%
Loans receivable	14,586,899	14,434,787	1%	13,617,988	7%
Loans held for sale	33,118	12,051	175%	25,714	29%
Gross loans	$14,620,017	$14,446,838	1%	$13,643,702	7%

CRE LOANS BY PROPERTY TYPE:	9/30/2025	6/30/2025	% change	9/30/2024	% change
Multi-tenant retail	$1,612,673	$1,589,994	1%	$1,640,769	(2)%
Industrial warehouses	1,285,752	1,260,991	2%	1,244,891	3%
Multifamily	1,219,701	1,211,785	1%	1,204,734	1%
Gas stations and car washes	1,116,447	1,106,007	1%	1,021,537	9%
Mixed-use facilities	665,239	671,144	(1)%	826,045	(19)%
Hotels/motels	771,089	754,449	2%	800,707	(4)%
Single-tenant retail	629,269	647,374	(3)%	663,178	(5)%
Office	330,736	340,329	(3)%	396,131	(17)%
All other	787,891	803,691	(2)%	832,765	(5)%
Total CRE loans	$8,418,797	$8,385,764	—%	$8,630,757	(2)%

DEPOSIT COMPOSITION:	9/30/2025	6/30/2025	% change	9/30/2024	% change
Noninterest bearing demand deposits	$3,507,659	$3,485,502	1%	$3,722,985	(6)%
Money market, interest bearing demand, and savings	5,995,488	6,102,999	(2)%	5,013,305	20%
Time deposits	6,328,115	6,354,854	—%	5,993,208	6%
Total deposits	$15,831,262	$15,943,355	(1)%	$14,729,498	7%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL & CAPITAL RATIOS:	9/30/2025	6/30/2025	9/30/2024
Total stockholders’ equity	$2,255,896	$2,224,117	$2,169,785
Total capital	$2,125,254	$2,092,212	$2,143,477
Common equity tier 1 ratio	12.12%	12.06%	13.07%
Tier 1 capital ratio	12.81%	12.76%	13.79%
Total capital ratio	13.83%	13.76%	14.82%
Leverage ratio	10.85%	10.57%	11.61%
Total risk weighted assets	$15,368,455	$15,206,081	$14,466,152
Book value per common share	$17.60	$17.36	$17.97
Tangible common equity (“TCE”) per share (1)	$13.51	$13.26	$14.10
TCE ratio (1)	9.63%	9.43%	10.08%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Balance at beginning of period	$149,505	$147,412	$150,527	$153,270	$156,019	$150,527	$158,694
Initial allowance for purchased credit deteriorated (“PCD”) loans acquired	—	63	—	—	—	63	—
Provision for credit losses on loans	8,100	14,000	5,200	10,100	3,000	27,300	8,300
Recoveries	1,517	2,844	233	704	534	4,594	3,817
Charge offs	(6,613)	(14,814)	(8,548)	(13,547)	(6,283)	(29,975)	(17,541)
Balance at end of period	$152,509	$149,505	$147,412	$150,527	$153,270	$152,509	$153,270

	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Allowance for unfunded loan commitments	$3,933	$3,323	$2,323	$2,723	$2,823

	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Provision for credit losses on loans	$8,100	$14,000	$5,200	$10,100	$3,000	$27,300	$8,300
Provision (credit) for unfunded loan commitments	610	1,000	(400)	(100)	280	1,210	(1,020)
Provision for credit losses	$8,710	$15,000	$4,800	$10,000	$3,280	$28,510	$7,280

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
CRE loans	$(933)	$(843)	$899	$156	$372	$(877)	$389
C&I loans	5,978	11,829	7,384	12,607	5,287	25,191	13,259
Residential mortgage and other loans	51	984	32	80	90	1,067	76
Net loan charge offs	$5,096	$11,970	$8,315	$12,843	$5,749	$25,381	$13,724
Net charge offs/average loans (annualized)	0.14%	0.33%	0.25%	0.38%	0.17%	0.24%	0.13%

NONPERFORMING ASSETS:	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Loans on nonaccrual status (1)	$110,008	$110,739	$83,808	$90,564	$103,602
Accruing delinquent loans past due 90 days or more	2,149	2,149	98	229	226
Total nonperforming loans	112,157	112,888	83,906	90,793	103,828
Other real estate owned (“OREO”)	—	—	—	—	—
Total nonperforming assets	$112,157	$112,888	$83,906	$90,793	$103,828

Nonperforming assets/total assets	0.61%	0.61%	0.49%	0.53%	0.60%
Nonperforming loans/loans receivable	0.77%	0.78%	0.63%	0.67%	0.76%
Nonaccrual loans/loans receivable	0.75%	0.77%	0.63%	0.67%	0.76%
Allowance for credit losses/loans receivable	1.05%	1.04%	1.11%	1.11%	1.13%
Allowance for credit losses/nonperforming loans	135.98%	132.44%	175.69%	165.79%	147.62%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.3 million, $15.3 million, $11.8 million, $12.8 million, and $13.1 million, at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.

NONACCRUAL LOANS BY TYPE:	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
CRE loans	$54,016	$55,368	$24,106	$23,396	$72,228
C&I loans	45,494	46,945	50,544	60,807	24,963
Residential mortgage and other loans	10,498	8,426	9,158	6,361	6,411
Total nonaccrual loans	$110,008	$110,739	$83,808	$90,564	$103,602

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
30 - 59 days past due	$15,786	$4,909	$11,927	$8,681	$10,746
60 - 89 days past due	5,117	2,841	27,719	5,164	1,539
Total accruing delinquent loans 30-89 days past due	$20,903	$7,750	$39,646	$13,845	$12,285

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
CRE loans	$14,872	$4,377	$4,993	$3,205	$816
C&I loans	3,356	1,084	27,455	1,288	9,037
Residential mortgage and other loans	2,675	2,289	7,198	9,352	2,432
Total accruing delinquent loans 30-89 days past due	$20,903	$7,750	$39,646	$13,845	$12,285

CRITICIZED LOANS:	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Special mention loans	$131,384	$137,313	$184,659	$179,073	$184,443
Classified loans	241,481	277,418	264,064	270,896	321,283
Total criticized loans	$372,865	$414,731	$448,723	$449,969	$505,726
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	9/30/2025	6/30/2025	9/30/2024
Total stockholders’ equity	$2,255,896	$2,224,117	$2,169,785
Goodwill and core deposit intangible assets, net	(524,503)	(525,428)	(467,182)
TCE	$1,731,393	$1,698,689	$1,702,603

Total assets	$18,507,735	$18,547,017	$17,354,189
Goodwill and core deposit intangible assets, net	(524,503)	(525,428)	(467,182)
Tangible assets	$17,983,232	$18,021,589	$16,887,007

TCE ratio	9.63%	9.43%	10.08%
Common shares outstanding	128,185,271	128,124,458	120,737,908
TCE per share	$13.51	$13.26	$14.10

	Three Months Ended			Nine Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (“ROTCE”)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Average stockholders’ equity	$2,234,244	$2,220,633	$2,139,861	$2,201,301	$2,121,169
Average goodwill and core deposit intangible assets, net	(525,022)	(525,048)	(467,419)	(505,782)	(467,822)
Average TCE	$1,709,222	$1,695,585	$1,672,442	$1,695,519	$1,653,347

Net income (loss)	$30,843	$(27,881)	$24,159	$24,058	$75,293
ROTCE (annualized)	7.22%	-6.58%	5.78%	1.89%	6.07%

	Three Months Ended			Nine Months Ended
PROVISION FOR CREDIT LOSSES EXCLUDING NOTABLE ITEMS	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Provision for credit losses	$8,710	$15,000	$3,280	$28,510	$7,280
Notable items:
Merger-related provision for credit losses	—	(4,461)	—	(4,461)	—
Provision for credit losses excluding notable items	$8,710	$10,539	$3,280	$24,049	$7,280

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
PRE-PROVISION NET REVENUE (“PPNR”)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Net interest income before provision for credit losses	$126,642	$117,533	$104,809	$344,992	$325,716
Noninterest income	15,385	(22,956)	11,839	8,117	31,196
Revenue	142,027	94,577	116,648	353,109	356,912
Less: Noninterest expense	96,861	109,473	81,268	290,195	247,094
PPNR	$45,166	$(14,896)	$35,380	$62,914	$109,818

Notable items:
Loss on investment portfolio repositioning	$—	$38,856	$—	$38,856	$—
FDIC special assessment expense	—	—	—	—	691
Merger and restructuring-related costs	958	17,281	1,433	20,758	5,044
Total notable items included in PPNR	958	56,137	1,433	59,614	5,735
PPNR, excluding notable items	$46,124	$41,241	$36,813	$122,528	$115,553

	Three Months Ended			Nine Months Ended
PROFITABILITY RATIOS EXCLUDING NOTABLE ITEMS	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Net income (loss)	$30,843	$(27,881)	$24,159	$24,058	$75,293
Notable items:
Merger-related provision for credit losses	—	4,461	—	4,461	—
Loss on investment portfolio repositioning	—	38,856	—	38,856	—
FDIC special assessment expense	—	—	—	—	691
Merger and restructuring-related costs	958	17,281	1,433	20,758	5,044
Total notable items included in pre-tax income	958	60,598	1,433	64,075	5,735
Tax effect on notable items in pre-tax income	(208)	(13,064)	(421)	(14,013)	(1,687)
Notable impact from California state tax apportionment law change	—	4,878	—	4,878	—
Total notable items, net of tax	750	52,412	1,012	54,940	4,048
Net income excluding notable items	$31,593	$24,531	$25,171	$78,998	$79,341

Diluted common shares	128,593,874	128,223,991	121,159,977	126,110,136	121,027,793
EPS excluding notable items	$0.25	$0.19	$0.21	$0.63	$0.66
Average assets	$18,545,851	$18,724,864	$17,369,169	$18,123,718	$17,920,176
ROA excluding notable items (annualized)	0.68%	0.52%	0.58%	0.58%	0.59%
Average equity	$2,234,244	$2,220,633	$2,139,861	$2,201,301	$2,121,169
ROE excluding notable items (annualized)	5.66%	4.42%	4.71%	4.78%	4.99%
Average TCE	$1,709,222	$1,695,585	$1,672,442	$1,695,519	$1,653,347
ROTCE excluding notable items (annualized)	7.39%	5.79%	6.02%	6.21%	6.40%

Table Page 11

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
NONINTEREST INCOME EXCLUDING NOTABLE ITEMS	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Noninterest income (loss)	$15,385	$(22,956)	$11,839	$8,117	$31,196
Notable items:
Loss on investment portfolio repositioning	—	38,856	—	38,856	—
Noninterest income excluding notable items	$15,385	$15,900	$11,839	$46,973	$31,196

	Three Months Ended			Nine Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Noninterest expense	$96,861	$109,473	$81,268	$290,195	$247,094
Notable items:
FDIC special assessment expense	—	—	—	—	(691)
Merger and restructuring-related costs	(958)	(17,281)	(1,433)	(20,758)	(5,044)
Noninterest expense excluding notable items	$95,903	$92,192	$79,835	$269,437	$241,359

Revenue	$142,027	$94,577	$116,648	$353,109	$356,912
Notable items:
Loss on investment portfolio repositioning	—	38,856	—	38,856	—
Revenue excluding notable items	$142,027	$133,433	$116,648	$391,965	$356,912

Efficiency ratio excluding notable items	67.52%	69.09%	68.44%	68.74%	67.62%

	Three Months Ended			Nine Months Ended
EFFECTIVE TAX RATE EXCLUDING NOTABLE ITEMS	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Income (loss) before income taxes	$36,456	$(29,896)	$32,100	$34,404	$102,538
Notable items before tax effect	958	60,598	1,433	64,075	5,735
Income before tax excluding notable items	$37,414	$30,702	$33,533	$98,479	$108,273

GAAP income tax provision (benefit)	$5,613	$(2,015)	$7,941	$10,346	$27,245
Tax effect on notable items in pre-tax income	208	13,064	421	14,013	1,687
Notable impact from California state tax apportionment law change	—	(4,878)	—	(4,878)	—
Income tax provision excluding notable items	$5,821	$6,171	$8,362	$19,481	$28,932

Effective tax rate excluding notable items	15.56%	20.10%	24.94%	19.78%	26.72%

Table Page 12